Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Operating Information
Number of Communities			122	118
Number of Sites			23,088	21,510
Rental and Related Income	$33,631	$29,596	$128,611	$113,833
Community Operating Expenses (1)	$15,769	$14,190	$61,154	$52,949
Community NOI (1)	$17,862	$15,407	$67,457	$60,884
Expense Ratio (1)	46.9%	47.9%	47.5%	46.5%
Sales of Manufactured Homes	$4,113	$4,649	$17,980	$15,754
Number of Homes Sold	69	91	299	295
Number of Rentals Added	114	297	882	905
Net Income (Loss) (2)	$3,531	$(27,729)	$27,750	$(36,216)
Net Income (Loss) Attributable to Common Shareholders (2)	$(3,433)	$(32,852)	$2,566	$(56,532)
Adjusted EBITDA	$18,460	$16,781	$67,681	$63,541
FFO Attributable to Common Shareholders	$7,006	$7,365	$24,573	$26,965
Normalized FFO Attributable to Common Shareholders	$7,059	$7,365	$25,207	$27,470

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	40,929	37,841	39,909	36,871
Diluted	41,386	37,841	40,203	36,871
Net Income (Loss) Attributable to Common Shareholders per Share (2) –
Basic	$(0.08)	$(0.87)	$0.07	$(1.53)
Diluted	$(0.08)	$(0.87)	$0.06	$(1.53)
FFO per Share- Diluted	$0.17	$0.19	$0.61	$0.72
Normalized FFO per Share- Diluted	$0.17	$0.19	$0.63	$0.74
Dividends per Common Share	$0.18	$0.18	$0.72	$0.72

Balance Sheet
Total Assets			$1,025,453	$880,902
Total Liabilities			$479,114	$456,204

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$457,344	$439,078
Equity Market Capitalization			$646,976	$453,714
Series B Preferred Stock			$95,030	$95,030
Series C Preferred Stock			$243,750	$143,750
Series D Preferred Stock			$66,268	$50,000
Total Market Capitalization			$1,509,368	$1,181,572

(1) Excludes a utility billing dispute of $0 and $375,000 over a prior ten-year period and emergency windstorm tree removal expenses in three communities of $53,000 and $179,000 for the three and twelve months ended December 31, 2019, respectively.

(2) Includes increase (decrease) in fair value of marketable securities.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Investment Property and Equipment
Land	$72,459	$68,154
Site and Land Improvements	618,041	533,547
Buildings and Improvements	27,380	25,156
Rental Homes and Accessories	297,401	254,599
Total Investment Property	1,015,281	881,456
Equipment and Vehicles	21,145	18,792
Total Investment Property and Equipment	1,036,426	900,248
Accumulated Depreciation	(232,783)	(197,208)
Net Investment Property and Equipment	803,643	703,040

Other Assets
Cash and Cash Equivalents	12,902	7,433
Marketable Securities at Fair Value	116,186	99,596
Inventory of Manufactured Homes	31,967	23,703
Notes and Other Receivables, net	37,995	31,494
Prepaid Expenses and Other Assets	10,762	6,195
Land Development Costs	11,998	9,441
Total Other Assets	221,810	177,862

TOTAL ASSETS	$1,025,453	$880,902

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$373,658	$331,093
Other Liabilities
Accounts Payable	4,572	3,873
Loans Payable, net of Unamortized Debt Issuance Costs	83,686	107,985
Accrued Liabilities and Deposits	10,575	7,411
Tenant Security Deposits	6,623	5,842
Total Other Liabilities	105,456	125,111
Total Liabilities	479,114	456,204

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 4,000 shares authorized; 3,801 shares issued and outstanding as of December 31, 2019 and 2018	95,030	95,030
Series C- 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 13,750 and 5,750 shares authorized, 9,750 and 5,750 issued and outstanding as of December 31, 2019 and 2018, respectively	243,750	143,750
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 6,000 and 2,300 shares authorized; 2,651 and 2,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	66,268	50,000
Common Stock – $0.10 par value per share, 123,664 and 111,364 shares authorized; 41,130 and 38,320 shares issued and outstanding as of December 31, 2019 and 2018, respectively	4,113	3,832
Excess Stock – $0.10 par value per share, 3,000 shares authorized; no shares issued or outstanding as of December 31, 2019 and 2018	-0-	-0-
Additional Paid-In Capital	162,542	157,450
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	546,339	424,698

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,025,453	$880,902

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
INCOME:
Rental and Related Income	$33,631	$29,596	$128,611	$113,833
Sales of Manufactured Homes	4,113	4,649	17,980	15,754
TOTAL INCOME	37,744	34,245	146,591	129,587

EXPENSES:
Community Operating Expenses	15,822	14,190	61,708	52,949
Cost of Sales of Manufactured Homes	2,821	3,309	12,938	11,716
Selling Expenses	1,276	861	5,079	3,774
General and Administrative Expenses	2,136	2,679	10,046	10,880
Depreciation Expense	9,801	8,281	36,811	31,691
TOTAL EXPENSES	31,856	29,320	126,582	111,010

OTHER INCOME (EXPENSE):
Interest Income	832	685	2,619	2,255
Dividend Income	1,801	2,764	7,535	10,367
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	20
Increase (Decrease) in Fair Value of Marketable Securities	(563)	(31,913)	14,915	(51,675)
Other Income	164	76	588	410
Interest Expense	(4,516)	(4,243)	(17,805)	(16,039)
TOTAL OTHER INCOME (EXPENSE)	(2,282)	(32,631)	7,852	(54,662)

Income (Loss) before Loss on Sales of Investment Property and Equipment	3,606	(27,706)	27,861	(36,085)
Loss on Sales of Investment Property and Equipment	(75)	(23)	(111)	(131)
NET INCOME (LOSS)	3,531	(27,729)	27,750	(36,216)

Less: Preferred Dividends	(6,964)	(5,123)	(25,184)	(20,316)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,433)	$(32,852)	$2,566	$(56,532)

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	12/31/2019	12/31/2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$27,750	$(36,216)
Non-Cash Items Included in Net Income (Loss):
Depreciation	36,811	31,691
Amortization of Financing Costs	758	625
Stock Compensation Expense	1,939	1,613
Provision for Uncollectible Notes and Other Receivables	1,408	1,231
Gain on Sales of Marketable Securities, net	-0-	(20)
(Increase) Decrease in Fair Value of Marketable Securities	(14,915)	51,675
Loss on Sales of Investment Property and Equipment	111	131
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(8,264)	(6,134)
Notes and Other Receivables, net of Notes Acquired with Acquisitions	(7,909)	(6,438)
Prepaid Expenses and Other Assets	(3,817)	(457)
Accounts Payable	699	913
Accrued Liabilities and Deposits	3,164	846
Tenant Security Deposits	781	715
Net Cash Provided by Operating Activities	38,516	40,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(38,799)	(55,880)
Purchase of Investment Property and Equipment	(64,535)	(52,970)
Proceeds from Sales of Investment Property and Equipment	2,745	2,754
Additions to Land Development Costs	(20,086)	(13,221)
Purchase of Marketable Securities	(1,800)	(18,555)
Proceeds from Sales/Redemption of Marketable Securities	125	269
Net Cash Used in Investing Activities	(122,350)	(137,603)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	44,850	28,192
Net (Payments) Proceeds from Short Term Borrowings	(24,373)	23,652
Principal Payments of Mortgages and Loans	(21,624)	(6,866)
Financing Costs on Debt	(752)	(749)
Proceeds from Issuance of Preferred Stock, net of Offering Costs	96,688	48,247
Proceeds from At-The-Market Preferred Equity Program, net of Offering Costs	15,931	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	23,796	30,038
Repurchase of Common Stock	(237)	-0-
Proceeds from Exercise of Stock Options	2,603	1,385
Preferred Dividends Paid	(25,709)	(20,050)
Common Dividends Paid, net of Dividend Reinvestments	(21,120)	(21,535)
Net Cash Provided by Financing Activities	90,053	82,314

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	6,219	(15,114)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	12,777	27,891
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$18,996	$12,777

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable

to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$3,531	$(27,729)	$27,750	$(36,216)
Interest Expense	4,516	4,243	17,805	16,039
Franchise Taxes	49	73	230	352
Depreciation Expense	9,801	8,281	36,811	31,691
(Increase) Decrease in Fair Value of Marketable Securities	563	31,913	(14,915)	51,675

Adjusted EBITDA	$18,460	$16,781	$67,681	$63,541

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$(3,433)	$(32,852)	$2,566	$(56,532)
Depreciation Expense	9,801	8,281	36,811	31,691
Loss on Sales of Property and Equipment	75	23	111	131
(Increase) Decrease in Fair Value of Marketable Securities (1)	563	31,913	(14,915)	51,675

Funds from Operations (“FFO”)	7,006	7,365	24,573	26,965

Adjustments:
Gain on Sales of Marketable Securities	-0-	-0-	-0-	(20)
Non- Recurring Other Expense (2)	53	-0-	634	525

Normalized Funds from Operations (“Normalized FFO”)	$7,059	$7,365	$25,207	$27,470

(1)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(2)	Consists of utility billing dispute over a prior 10-year period ($0 and $375,000), emergency windstorm tree removal expenses in three communities ($53,000 and $179,000) and costs associated with acquisitions not completed ($0 and $80,000) for the three and twelve months ended December 31, 2019, respectively, and one-time payroll expenditures ($525,000) for the year ended December 31, 2018.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Twelve Months Ended
	12/31/2019		12/31/2018
Shares Outstanding	41,130		38,320
Market Price Per Share	$15.73		$11.84
Equity Market Capitalization	$646,976		$453,714
Total Debt	457,344		439,078
Preferred	405,048		288,780
Total Market Capitalization	$1,509,368		$1,181,572

Total Debt	$457,344		$439,078
Less: Cash and Cash Equivalents	(12,902)		(7,433)
Net Debt	444,442		431,645
Less: Marketable Securities at Fair Value (“Securities”)	(116,186)		(99,596)
Net Debt Less Securities	$328,256		$332,049

Interest Expense	$17,805		$16,039
Capitalized Interest	1,498		1,036
Preferred Dividends	25,184		20,316
Total Fixed Charges	$44,487		$37,391

Adjusted EBITDA	$67,681		$63,541

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	29.4%		36.5%

Net Debt Plus Preferred / Total Market Capitalization	56.3%		61.0%

Net Debt Less Securities / Total Market Capitalization	21.7%		28.1%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	48.6%		52.5%

Interest Coverage	3.5	x	3.7	x

Fixed Charge Coverage	1.5	x	1.7	x

Net Debt / Adjusted EBITDA	6.6	x	6.8	x

Net Debt Less Securities / Adjusted EBITDA	4.9	x	5.2	x

Net Debt Plus Preferred / Adjusted EBITDA	12.6	x	11.3	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.8	x	9.8	x

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Twelve Months Ended
	12/31/2019	12/31/2018
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$377,045	$334,411
Unamortized Debt Issuance Costs	(3,387)	(3,318)
Mortgages, Net of Unamortized Debt Issuance Costs	$373,658	$331,093
Loans Payable:
Unsecured Line of Credit	$15,000	$50,000
Other Loans Payable	69,044	58,417
Total Loans Before Unamortized Debt Issuance Costs	84,044	108,417
Unamortized Debt Issuance Costs	(358)	(432)
Loans, Net of Unamortized Debt Issuance Costs	$83,686	$107,985

Total Debt, Net of Unamortized Debt Issuance Costs	$457,344	$439,078

% Fixed/Floating
Fixed	82.2%	77.0%
Floating	17.8%	23.0%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.14%	4.29%
Loans Payable	3.69%	4.20%
Total Average	4.06%	4.27%

Weighted Average Maturity (Years)
Mortgages Payable	6.0	6.3

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
Millions
$350
$300
$250
$200
$150
$100
$50
$-
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Thereafter
Mortgages
Loans

As of 12/31/19:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2020	$-0-	$66,983		$66,983	14.5%
2021	2,119	204		2,323	0.5%
2022	19,914	15,786	(1)	35,700	7.7%
2023	66,958	389		67,347	14.6%
2024	-0-	682		682	0.1%
Thereafter	288,054	-0-		288,054	62.6%

Total Debt Before Unamortized Debt Issuance Cost	377,045	84,044		461,089	100.0%

Unamortized Debt Issuance Cost	(3,387)	(358)		(3,745)

Total Debt, Net of Unamortized Debt Issuance Costs	$373,658	$83,686		$457,344

(1) Includes $15 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one year option.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535

		$52,138	$18,669	$70,807

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	12/31/2019	12/31/2018	% Change

Communities	122	118	3.4%
Developed Sites	23,088	21,510	7.3%
Occupied	18,936	17,636	7.4%
Occupancy %	82.0%	82.0%	0 bps
Total Rentals	7,394	6,512	13.5%
Occupied Rentals	6,820	6,009	13.5%
Rental Occupancy %	92.3%	92.3%	0 bps
Monthly Rent Per Site	$447	$435	2.8%
Monthly Rent Per Home Rental Including Site	$765	$742	3.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,991	3,311	83.0%	$394	1,530	1,409	92.1%	$760
Maryland	1	77	10	67	62	59	95.2%	$514	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	598	80.8%	$438	252	216	85.7%	$761
New Jersey	4	349	187	162	1,006	953	94.7%	$632	44	40	90.9%	$984
New York	7	617	308	309	1,170	984	84.1%	$544	357	330	92.4%	$923
Ohio	36	1,781	1,315	466	6,739	5,196	77.2%	$400	2,089	1,899	90.9%	$705
Pennsylvania	50	2,148	1,787	361	7,630	6,208	81.4%	$464	2,306	2,139	92.8%	$786
Tennessee	7	413	321	92	1,750	1,627	93.0%	$472	816	788	96.6%	$785
Total as of December 31, 2019	122	6,642	4,951	1,691	23,088	18,936	82.0%	$447	7,394	6,821	92.3%	$765

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended				For Twelve Months Ended
	12/31/2019	12/31/2018	Change	% Change	12/31/2019	12/31/2018	Change	% Change
Community Net Operating Income

Rental and Related Income	$30,556	$28,650	$1,906	6.7%	$119,659	$111,878	$7,781	7.0%
Community Operating Expenses(1)	13,190	12,996	194	1.5%	53,163	49,389	3,774	7.6%

Community NOI	$17,366	$15,654	$1,712	10.9%	$66,496	$62,489	$4,007	6.4%

	As of
	12/31/2019	12/31/2018	Change

Total Sites	19,927	19,903	0.1%
Occupied Sites	16,695	16,362	333 sites, 2.0%
Occupancy %	83.8%	82.2%	160 bps
Number of Properties	112	112	N/A
Total Rentals	6,921	6,244	10.8%
Occupied Rentals	6,438	5,776	11.5%
Rental Occupancy	93.0%	92.5%	50 bps
Monthly Rent Per Site	$457	$441	3.6%
Monthly Rent Per Home Including Site	$769	$746	3.1%

Same Property includes all properties owned as of January 1, 2018, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,000 over a prior ten-year period for the year ended December 31, 2019 and $53,000 from emergency windstorm damage cleanup for the three months and year ended December 31,2019.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	13

Acquisition Summary

(dollars in thousands)

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2016	3	289	215	74%	$7,277	219
2017	11	1,997	1,333	67%	$63,290	602
2018	6	1,615	1,271	79%	$59,093	494
2019	4	1,495	935	62%	$56,237	247

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2018: 112 Communities and 20,000 sites
Acquired in 2018: 6 Communities and 1,600 sites
Acquired in 2019: 4 Communities and 1,500 sites
220 acres to be developed into a manufactured home community

Communities

Total - 122

Pennsylvania 41%
Maryland 1%
Michigan 2%
New Jersey 3%
Tennesee 6%
New York 6%
Indiana 11%
Ohio 30%

23,100 Sites

Acreage

Total - 6,600

Developed
2,600
39%
Developed
2,300
35%
Vacant
800
12%
Vacant
900
14%
Marcellus & Utica Shale Acreage
72 Communities and 11,200 Sites
Non Marcellus & Utica Share Acreage

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Friendly Village	July 3, 2019	OH	824	$19,386	101	46%
Fifty-One Estates and
New Colony	July 30, 2019	PA	285	11,650	61	76%
Northtowne Meadows	August 27, 2019	MI	386	25,201	85	88%
Total 2019			1,495	$56,237	247	62%

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 41.4 million and 40.2 million shares for the three and twelve months ended December 31, 2019, respectively, and 38.1 million and 37.2 million for the three and twelve months ended December 31, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 456,000 and 294,000 shares for the three and twelve months ended December 31, 2019, respectively, and 294,000 and 342,000 shares for the three and twelve months ended December 31, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three months ended December 31, 2019 and the three and twelve months ended December 31, 2018 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2018, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	15

Press Release Dated March 5, 2020

FOR IMMEDIATE RELEASE	March 5, 2020
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE YEAR ENDED AND THE FOURTH QUARTER ENDED
DECEMBER 31, 2019

FREEHOLD, NJ, March 5, 2020........ UMH Properties, Inc. (NYSE:UMH) reported Total Income of $146.6 million for the year ended December 31, 2019 as compared to $129.6 million for the year ended December 31, 2018, representing an increase of 13%. Total Income for the quarter ended December 31, 2019 was $37.7 million as compared to $34.2 million for the quarter ended December 31, 2018, representing an increase of 10%. Net Income (Loss) Attributable to Common Shareholders amounted to $2.6 million or $0.06 per diluted share for the year ended December 31, 2019 as compared to a loss of $56.5 million or $1.53 per diluted share for the year ended December 31, 2018. Net Loss Attributable to Common Shareholders amounted to $3.4 million or $0.08 per diluted share for the quarter ended December 31, 2019 as compared to $32.9 million or $0.87 per diluted share for the quarter ended December 31, 2018.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $24.6 million or $0.61 per diluted share for the year ended December 31, 2019 as compared to $27.0 million or $0.72 per diluted share for the year ended December 31, 2018. FFO was $7.0 million or $0.17 per diluted share for the quarter ended December 31, 2019 as compared to $7.4 million or $0.19 per diluted share for the quarter ended December 31, 2018. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $25.2 million or $0.63 per diluted share for the year ended December 31, 2019, as compared to $27.5 million or $0.74 per diluted share for the year ended December 31, 2018. Normalized FFO was $7.1 million or $0.17 per diluted share for the quarter ended December 31, 2019, as compared to $7.4 million or $0.19 per diluted share for the quarter ended December 31, 2018. These decreases were primarily attributable to the reduction in dividend income from our securities holdings as well as the impact of our $100 million preferred issue in April, which was not fully deployed until this quarter.

A summary of significant financial information for the three and twelve months ended December 31, 2019 and 2018 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2019	2018

Total Income	$37,744	$34,245
Total Expenses	$31,856	$29,320
Decrease in Fair Value of Marketable Securities	$(563)	$(31,913)
Net Loss Attributable to Common Shareholders	$(3,433)	$(32,852)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.08)	$(0.87)
FFO (1)	$7,006	$7,365
FFO (1) per Diluted Common Share	$0.17	$0.19
Normalized FFO (1)	$7,059	$7,365
Normalized FFO (1) per Diluted Common Share	$0.17	$0.19
Weighted Average Shares Outstanding	40,929	37,841

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	16

	For the Twelve Months Ended
	December 31,
	2019	2018

Total Income	$146,591	$129,587
Total Expenses	$126,582	$111,010
Increase (Decrease) in Fair Value of Marketable Securities	$14,915	$(51,675)
Net Income (Loss) Attributable to Common Shareholders	$2,566	$(56,532)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.06	$(1.53)
FFO (1)	$24,573	$26,965
FFO (1) per Diluted Common Share	$0.61	$0.72
Normalized FFO (1)	$25,207	$27,470
Normalized FFO (1) per Diluted Common Share	$0.63	$0.74
Weighted Average Shares Outstanding	40,203	36,871

A summary of significant balance sheet information as of December 31, 2019 and 2018 is as follows (in thousands):

	December 31, 2018	December 31, 2017

Gross Real Estate Investments	$1,015,281	$881,456
Marketable Securities at Fair Value	$116,186	$99,596
Total Assets	$1,025,453	$880,902
Mortgages Payable, net	$373,658	$331,093
Loans Payable, net	$83,686	$107,985
Total Shareholders’ Equity	$546,339	$424,698

Samuel A. Landy, President and CEO, commented on the 2019 results.

“During 2019, we continued to execute on our long-term business plan. We have generated solid operating results, achieved strong growth and strengthened our financial position. Our accomplishments during the year include:

●	Increased Rental and Related Income by 13%;
●	Increased Community Net Operating Income (“NOI”) by 10%;
●	Increased Same Property NOI by 6%;
●	Increased Same Property Occupancy by 333 sites or 160 bps over the prior year period from 82.2% to 83.8%;
●	Increased home sales by 14%;
●	Increased our rental home portfolio by 882 homes to approximately 7,400 total rental homes, representing an increase of 14%;
●	Acquired four communities containing approximately 1,500 homesites for a total cost of approximately $56.2 million;
●	Issued and sold 4 million shares of our 6.75% Series C Preferred Stock resulting in net proceeds of approximately $96.7 million;
●	Raised $31.5 million through our Dividend Reinvestment and Stock Purchase Plan;
●	Completed the financing/refinancing of four of our communities for total proceeds of approximately $44.9 million with a weighted average interest rate of 3.40%, paying off the existing $13.8 million mortgages with a weighted average rate of 5.91%;
●	Reduced the weighted average interest rate on our mortgages payable from 4.3% to 4.1%;

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	17

●	Reduced our Net Debt to Total Market Capitalization from 37% to 29%;
●	Increased our total market capitalization to $1.5 billion, representing an increase of 28%; and,
●	Implemented a Preferred Stock At-The-Market Program (“ATM Program”) under which the Company may offer and sell shares of our 6.75% Series C Preferred Stock and/or 6.375% Series D Preferred Stock, having an aggregate sales price of up to $100 million. During 2019, we sold approximately 651,000 shares of our Series D Preferred for net proceeds of approximately $15.9 million, after offering expenses. We have sold additional shares of Series D Preferred under the ATM Program during 2020.”

“In 2019, we continued to generate strong operating results. We increased our same property occupancy 160 basis points resulting in same property NOI growth of 6%. The improvements that we have made at our value-added acquisitions are driving occupancy and NOI growth creating enduring value for shareholders.”

“During the year, we acquired four communities containing approximately 1,500 developed homesites for an aggregate cost of $56.2 million. The average occupancy of these communities was 62%. These communities are located in our existing markets which exhibit favorable demographics. Our business plan will drive value at these locations. Although the acquisition market remains competitive, we hope to be under contract for the acquisition of two communities in the near future.”

“A primary factor in the success of our value-added acquisition program is the expertise we have in operating our rental home program. In 2019, we grew our total rental home portfolio by 882 units to 7,400 total homes. We continue to maintain occupancy rates of over 92%. We have been pleased with the duration of our tenants’ lengths of stay and the condition of the homes upon move out.”

“Our sales operation grew total home sales by 14%. This is the fourth consecutive year that we have reported double-digit growth in total sales. Rising wages and increased employment opportunities in our markets continue to drive strong sales demand. We remain optimistic about the future of our sales division.”

“UMH continues to build upon our previous success. The operating results exhibited by our portfolio of 122 manufactured housing communities containing 23,100 developed homesites continues to meet our expectations. In 2020, our operating results will improve based upon our 4% annual rent increases, our investment in 800-900 new rental homes and the continued improvement in our sales operation. We also anticipate calling our 8% Series B Perpetual Preferred Stock in October 2020 and are confident that we can replace this capital at a substantially lower rate, thereby generating significant savings that will help drive per share earnings growth.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2019 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, March 6, 2020 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2019 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, March 6, 2020. It will be available until June 5, 2020, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10137358. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	18

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities containing approximately 23,100 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and twelve months ended December 31, 2019 and 2018 are calculated as follows (in thousands except footnotes):

	Three Months Ended		Twelve Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18
Net Income (Loss) Attributable to Common Shareholders	$(3,433)	$(32,852)	$2,566	$(56,532)
Depreciation Expense	9,801	8,281	36,811	31,691
Loss on Sales of Property and Equipment	75	23	111	131
(Increase) Decrease in Fair Value of Marketable Securities (2)	563	31,913	(14,915)	51,675
FFO Attributable to Common Shareholders	7,006	7,365	24,573	26,965
Gain on Sales of Marketable Securities	-0-	-0-	-0-	(20)
Non-Recurring Other Expense (3)	53	-0-	634	525
Normalized FFO Attributable to Common Shareholders	$7,059	$7,365	$25,207	$27,470

UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	19

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 41.4 million and 40.2 million shares for the three and twelve months ended December 31, 2019, respectively, and 38.1 million and 37.2 million shares for the three and twelve months ended December 31, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 456,000 and 294,000 shares for the three and twelve months ended December 31, 2019, respectively, and 294,000 and 342,000 shares for the three and twelve months ended December 31, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three months ended December 31, 2019 and the three and twelve months ended December 31, 2018 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2019 and 2018 (in thousands):

	2019	2018
Operating Activities	$38,516	$40,175
Investing Activities	(122,350)	(137,603)
Financing Activities	90,053	82,314

(2)	Represents change in unrealized gain (loss) in marketable securities which is included in the Consolidated Statements of Income (Loss). (Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(3)	Consists of utility billing dispute over a prior 10-year period ($0 and $375,000), emergency windstorm tree removal expenses in three communities ($53,000 and $179,000) and costs associated with acquisitions not completed ($0 and $80,000) for the three and twelve months ended December 31, 2019, respectively, and one-time payroll expenditures ($525,000) for the year ended December 31, 2018.

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UMH Properties, Inc. | Fourth Quarter FY 2019 Supplemental Information	20